Exhibit 99.1

Janux Therapeutics Announces Positive Interim Clinical Data from Phase 1a Dose Escalation for PSMA-TRACTr JANX007 and an Update on Pipeline Programs

•	Multiple patients treated with PSMA-TRACTr JANX007 have achieved meaningful PSA drops coupled with manageable safety and CRS

•	PSMA-TRACTr JANX007 and EGFR-TRACTr JANX008 have been generally well tolerated at levels above the projected maximum tolerable dose of the parental T cell engagers

•	JANX007 preliminary data showed encouraging safety results consistent with on-tumor activity with no dose-limiting toxicities

•	PK exposure demonstrated TRACTr activation with lack of TCE accumulation

•	No treatment-emergent ADA titers observed

•	Janux to host virtual investor event today at 4:00 PM Eastern Time

SAN DIEGO, July 17, 2023 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today announced interim Phase 1 clinical data for PSMA-TRACTr JANX007 in adult subjects with metastatic castration-resistant prostate cancer (mCRPC) and provided a pipeline update. Janux will host a virtual investor event today at 4:00 PM ET. To register for the event, please click here.

“These data showing tumor-activated T cell engagement in patients with prostate cancer represent the first in-human data for the TRACTr platform and give us confidence for continuing clinical development of JANX007 and advancing future programs from this platform. We are encouraged by these positive interim clinical data for JANX007, which displayed PSA reductions coupled with low-grade and transient CRS, which we believe to be consistent with the TRACTr mechanism of action” said David Campbell, Ph.D. “The concept of tumor-specific activation as a new therapeutic strategy for T cell engagers in solid tumors has taken an important step forward, and the JANX007 program has hit an important milestone in its clinical development.”

Interim Clinical Data for PSMA-TRACTr JANX007 in mCRPC as of June 28, 2023

The data from eight patients from the first three cohorts of the dose escalation portion of the Phase 1a clinical trial, as of June 28, 2023 show that JANX007 has been generally well tolerated, with no dose-limiting toxicities. JANX007 has been dosed at 300µg flat dose, which is above the projected maximum tolerable dose of the parental T cell engagers. JANX007 showed clinical activity at both 100µg and 300µg flat doses and yielded best overall PSA reductions between 31% and 67% in four of the five patients who received a flat dose. Grade 1 or 2 cytokine release syndrome (CRS) was observed only in patients who demonstrated PSA reductions, suggesting cytokine release resulting from anti-tumor activity was associated with CRS. No Grade 3 CRS has been observed. The most common, non-CRS related adverse event observations have been generally consistent with tumor-specific activity and reduced PSMA(+) healthy tissue activity. No transaminitis was observed. JANX007 clinical development has moved into step-dosing and dose optimization with the goal to enhance efficacy while maintaining suitable safety results.

The TRACTr technology is designed to create potent T cell engagers (TCEs) by tumor-specific activation via mask cleavage by tumor proteases. Plasma levels in patients exhibited prolonged TRACTr exposure, clear evidence of activation as measured by a specific cleavage fragment, and lack of accumulation of the active TCE in the blood. The lack of TCE accumulation shows consistency with TRACTr design principles and suggest that observed PSA reductions have been a result of tumor activation and not systemic TCE exposure.

Conference Call Information

Janux will host a live conference call and webcast today at 4:00 PM ET. A live question and answer session will follow the formal presentation.

Conference call participant joining details:

United States: 1 (888) 412-4131

United States (Local): 1 (646) 960-0134

International: 1 (888) 412-4131

Access code: 7426984

To access the live webcast, please visit the Investors section of the Company’s website. A replay of the webcast presentation will be available on the Company’s website at https://investors.januxrx.com for approximately 30 days.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. Janux’s TRACIr drug candidate, JANX009, is designed for targeting both the programmed death-ligand 1 (PD-L1) receptor as well as the costimulatory CD28 receptor on T cells and is being investigated in preclinical studies for the treatment of solid tumors. Janux is also applying its proprietary technology to develop a TRACTr designed to target TROP2, a clinically validated anti-tumor target that is overexpressed in various cancer types, such as breast, lung, urothelial, endometrial, ovarian, prostate, pancreatic, gastric, colon, head and neck, and glioma. In addition to named programs, Janux is generating a number of unnamed TRACTr and TRACIr programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned clinical trials and that the interim data results supporting continued clinical development of JANX007, and the potential benefits of Janux’s product candidates and platform technologies. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091